Exhibit (c)(14)

Exhibit (C)(14)

Goldman

Sachs

J.Crew Discussion Materials

Goldman, Sachs & Co. July 2010

[19-July-2010]

Goldman

Sachs

I. Analysis of J.Crew Recent Performance

Goldman

Sachs

J.Crew Stock Has Recently Underperformed Despite Strong and Consistent Performance

Closing Price ($)

$60.00

$50.00

$40.00 $30.00 $20.00

$10.00

$0.00

Jul-2007 Jan-2008 Jul-2008 Jan-2009 Jul-2009 Jan-2010 Jul-2010

Daily from 13-Jul-2007 to 13-Jul-2010

5-Sep-2007 Reported 2Q07 earnings of $0.32 above analyst estimates of $0.29

20-Feb-2008 Opened first Madewell store

29-May-2008 Reported 1Q08 earnings of $0.48 above analyst estimates of $0.47

29-Nov-2007 Reported 3Q07 earnings of $0.42 above analyst estimates of $0.37

11-Mar-2008 Reported FY2007 earnings of $1.54 above analyst estimates of $1.52

22-Jan-2008 President Jeffrey Pfeifle announced his resignation effective on Feb 1, 2008

26-Aug-2008 Reported 2Q08 earnings of $0.28 missing analyst estimates of $0.33 and guidance of $0.31-$0.33

9-Mar-2010 Reported FY2009 earnings of $1.91 above analyst estimates of $1.75

13-Jul-2010 Tracy Gardner announced her resignation effective Sept 13, 2010

27-Aug-2009 Reported 2Q09 earnings of $0.29 above analyst estimates of $0.14

25-Nov-2008 Reported 3Q08 earnings of $0.30 meeting analyst estimates of $0.30

10-Mar-2009 Reported FY2008 earnings of $0.85 above analyst estimates of $0.80

8-Jan-2009 Management lowered FY2008 guidance to $0.77-$0.82 from $1.11-$1.16

24-Nov-2009 Reported 3Q09 earnings of $0.67 above analyst estimates of $0.59

27-May-2010 Reported 1Q10 earnings of $0.68 above analyst estimates of $0.56

22-Oct-2009 Management raised 3Q09 guidance to $0.54-$0.59 from $0.30-$0.33

28-May-2009 Reported 1Q09 earnings of $0.32 above analyst estimates of $0.10

Current Price $ 36.38

52 Wk High 50.00

52 Wk Low 27.10

52 Wk Avg. 40.32

3 Months Avg. 43.24

Since 1-May-10 Avg. 42.07

Source: Bloomberg

Goldman

Sachs

J.Crew’s Stock Price Traded Down with Specialty Softlines in May While EPS Estimates Continue to Increase

$4.00

$3.25

$ ) (

Estimate $2.50 EPS

Yearly $1.75

$1.00

$0.25

Jul-2007 Nov-2007 Mar-2008 Jul-2008 Nov-2008 Mar-2009 Jul-2009 Nov-2009 Mar-2010 Jul-2010

Monthly from 13-Jul-2007 to 13-Jul-2010

FY 2009 FY 2010 FY 2011 J.Crew Stock Price

$1.91 FY 2009A

$60.00

$50.00

$2.80 FY 2011E

$40.00

$2.45 ) FY 2010E ( $ $36.38 Price $30.00 Closing $20.00

$10.00

$0.00

Source: Bloomberg

Goldman

Sachs

Despite Strong Same Store Sales Performance J. Crew’s

Stock Has Declined

$60.00

$50.00

$40.00

$ ) (

Price $30.00

Closing $20.00

$10.00

$0.00

Jul-2007 Jan-2008 Jul-2008 Jan-2009 Jul-2009 Jan-2010 Jul-2010

Daily from 13-Jul-2007 to 13-Jul-2010

Stock Price Same Store Sales

20.0%

15.0%

10.0%

$36.38

5.0% Sales Store

0.0% Same (5.0%)

(10.0%)

(15.0%)

Q3 2007: 5.0% Est: 5.0%

Q4 2007: 4.0% Est: 4.0%

Q1 2008: 2.4% Est: 4.0%

Q2 2008: (0.4)% Est: (1.0)%

Q3 2008: (2.9)% Est: (3.0)%

Q4 2009: 16.6% Est: 9.0%

Q1 2010: 15.1% Est: 12.0%

Q3 2009: 8.4% Est: 8.0%

Q2 2010 Est: 10.0%

Q2 2009: (5.1)% Est: (5.0)% Q1 2009: (5.1)% Est: (5.0)%

Q4 2008: (13.1)% Est: (17.0)%

Source: Bloomberg, Press relases

Note: Comp Store Sales beat vs. analyst estimates are highlighted in GREEN, miss vs. analyst estimates are highlighted in RED and inline with analyst estimates are highlighted in BLACK.

Goldman

Sachs

Specialty Retail Stocks Have Traded Down Significantly

Since May…

J.Crew

AEROPOSTALE

Lululemon athletica

Rule21

Limitedbrands

Urban outfitters

COACH

Abercrombie & Fitch

AnnTaylor

Buckle

Guess

GAP

AMERICAN EAGLE OUTFITTERS

S&P 500

Since May-10 YTD A Year Ago Market Trough – May-10

(25)%

(2)% (6)% (11)% (12)% (12)% (14)% (16)% (19)% (24)% (24)% (26)% (26)% (30)%

Median = (16)% (9)%

(18)%

29% 27% 7% 32% (3)% 2% (5)% 3% 34% (4)% (20)% (8)% (30)% (3)% Median = 2%

42%

29%

211%

NA

125% 67% 56% 52% 51% 139% (6)% 42% 24% (9)% 22% Median = 52%

420%

96%

825%

NA

353% 165% 267% 189% 161%

703% 72% 254% 160% 95% 62% Median = 177%

Source: Bloomberg Note: As of 13-Jul-2010

Goldman

Sachs

…Leading to Multiple Contraction Across the Board

2010E P/E Multiple

J.Crew

AEROPOSTALE

Lululemon athletica

Rule21

Limitedbrands

Urban outfitters

Coach

Abercrombie & Fitch

AnnTaylor

Buckle

Guess

GAP

AMERICAN EAGLE OUTFITTERS

S&P 500

Current 01-May-10 A Year Ago Market Trough

14.8x

34.0x 25.2x 20.3x 20.1x 16.4x 15.6x 15.0x 13.7x 12.0x

11.9x

10.4x

10.4x

9.8x

Median = 15.0x

13.5x

21.1x

38.8x 29.2x 23.6x 25.1x 19.6x 21.8x 29.0x 16.5x 14.8x 15.5x 11.0x 14.3x

12.8x

Median = 19.6x

15.4x

21.3x 20.3x NA

15.7x 14.9x 13.0x 13.4x NM

11.5x

13.6x

10.9x 11.3x 11.4x

10.3x

Median = 12.2x

12.3 x

16.1x

9.4x NA

12.0x

7.7x

6.7x

9.1x NA

7.1x

6.4x

12.5x

10.7x

8.3x

9.7x

Median = 8.7x

8.5x

Source: Bloomberg Note: As of 13-Jul-2010

Goldman

Sachs

Growth Expectations for J.Crew Still Robust

Company FY 10 – FY 12 Revenue Growth FY 10 – FY 12 Margin Expansion LT EPS Growth

J.Crew

AEROPOSTALE

Lululemon athletica

Rue21

Limitedbrands

Urban outfitters

Coach

Abercrombie & Fitch

AnnTaylor

Buckle

Guess

GAP

AMERICAN EAGLE OUTFIITERS

S&P 500

8.9%

21.5% 18.5% 13.6% 11.7%

8.2%

8.0%

7.9%

7.3%

4.3%

Median: 7.9%

3.6%

3.3%

1.5% (3.0)%

1.2%

1.0%

1.4%

1.1%

3.0%

0.5%

Median: 1.1%

(0.2)%

2.0%

1.3%

1.2%

1.1%

2.0%

0.4%

1.0%

20.0%

25.0% 23.8% 20.0%

15.0%

Median: 14.5%

14.5% 15.0% 15.0% 11.0% 13.0% 13.0% 13.5% 10.0% 11.0%

Source: Wall Street Estimates as of 13-Jul-2010

Research Analysts’ Have Some Concerns Over Tough 2H SSS Comparisons and Near Term Margin Expansion…

Analyst Recommendations



Strong Buy
(5)
23%
Underperform
(1)
5%
Hold
(12)
55%
Buy
(4)
18%

Target Price

Broker	Price Target
Goldman Sachs	$36.00
Atlantic Equities	40.00
Barclays Capital	50.00
Bmo Capital Markets	38.00
Bofa Merrill Lynch	49.00
Breen Murray	53.00
Credit Suisse	53.00
Jefferies	40.00
JP Morgan	46.00
Miller Tabak	50.00
Mkm Partners	56.00
Morningstar	34.00
Oppenheimer	50.00
Piper Jeffray	57.00
Robert W. Beird	56.00
UBS (US)	47.00
Wedbush Securities Inc.	57.00
Weeden	56.00
Median	$50.00

- “Though JCG has longer-term store growth potential in Madewell, it is still somewhat unproven and for now **EPS growth is much more dependent on comp sales and margin leverage at the core business**. **Concerns over inventory planned** up mid to high-single digits at 2Q end, coupled with fear of sector-wide sales deceleration and **tough compares for JCG**, will likely be an overhang until these risks are either validated or refuted this Fall.” *Goldman Sachs, July 13, 2010*

- “Primary downside risks are **a slowdown in sales and a general sector pullback**.” *Goldman Sachs, July 13, 2010*

- “…the stock seems likely to have a **high $40s ceiling on it in the near term** until the company proves that it can profitably **lap last year’s robust 2H results** (comps up low-double digits and margins up ~1,500bps!). As the **growth trajectory should slow throughout the year** (JPM estimates: Q2 65%, Q3 6%, and Q4 3%) and operating margins push above 16%, we believe that shares should remain range-bound in the near term.” *JPMorgan, June 02, 2010*

- “…given our current view that **future square footage expansion will be modest and margin trends will begin to tail off in 2H into 2011**, we believe that additional multiple expansion from the midteens is becoming less likely as fears continue to build regarding the company’s difficult holiday comparison.” *JPMorgan, June 02, 2010*

- “While we think that J. Crew has ample opportunity for growth, the firm faces **intense competition from retailers** such as Banana Republic, Ann Taylor ANN, and Anthropologie URBN. Additionally, when economic conditions recover, J. Crew is at **risk of losing its existing customers as they trade up to expensive designer labels and other luxury brands**. Therefore, we believe J. Crew will have to fight hard to keep its customers by staying ahead of the game with the latest fashion trends.” *Morningstar, May 28, 2010*

Source: IBES estimates, Wall Street Research

8

Goldman Sachs

But Are Bullish on J.Crew's Long Term Growth Propects and Strategy

Analyst Recommendations


Strong Buy
(5)
23%
Underperform
(1)
5%
Hold
(12)
55%
Buy
(4)
18%

Target Price

Broker	Price Target
Goldman Sachs	$36.00
Atlantic Equities	40.00
Barclays Capital	50.00
Bmo Capital Markets	38.00
Bofa Merrill Lynch	49.00
Breen Murray	53.00
Credit Suisse	53.00
Jefferies	40.00
JP Morgan	46.00
Miller Tabak	50.00
Mkm Partners	56.00
Morningstar	34.00
Oppenheimer	50.00
Piper Jeffray	57.00
Robert W. Beird	56.00
UBS (US)	47.00
Wedbush Securities Inc.	57.00
Weeden	56.00
Median	$50.00

- "Another longer-term positive we see is as **70 million gen Y'ers start filling the 21-35 age group in the next five years**, JCG seems very **well positioned to capture them** (recent closings of ANF's Ruehl and AEO's Martin & Osa demonstrate it is not easy to build a new brand to capture this audience)." *JPMorgan, June 02, 2010*

- "We believe the right call is to be buying the stock at current levels, as **earnings upside will continue, and the longer term growth story and return on capital profile is one of the most exciting in retail**." *Credit Suisse, May 28, 2010*

- "Given the greater consistency in their business, we believe mgmt is likely to **feel more comfortable about sq ft growth prospects next yr**. After growing sq ft at ~3% in F10, we believe growth could increase to 6-8% in F11. Part of the increase will likely be **driven by a ramp-up in Madewell** (where we believe sales have exceeded plan) openings, to 10-15 in F11 and potentially an even greater number in F12. We also hope to hear more from mgmt about the **possibility of opening stores in Canada and London**." *Credit Suisse, May 25, 2010*

- "Given the company's **attractive long-term growth opportunity** (including Madewell store openings as the concept reduces operating losses, launch of wedding shop, and potential international expansion) **and highly differentiated assortments**,…we believe the current entry point presents a compelling opportunity for investors to own one of the highest quality multi-channel specialty retailers." *Wedbush, May 25, 2010*

Source: IBES estimates, Wall Street Research

9

Goldman Sachs

J.Crew's Stock Price Has Traded Down With Specialty Softlines Since May While EPS Estimates Have Increased

J.Crew (Curent)

Stock Price: $36.38

2010E EPS: $2.45

	Price / 2010 EPS			2010 P/E Change		Stock Price Change		2010 EPS Change	
	Jul-10	May-10	Jul-09	May-10	Jul-09	May-10	Jul-09	May-10	Jul-09
J.Crew	**14.8 x**	**21.1 x**	**21.3 x**	**(29.8)%**	**(30.3)%**	**(25.2)%**	**42.3 %**	**6.5 %**	**104.2 %**
Abercrombie	20.1 x	25.1 x	14.9 x	(19.8)%	35.4 %	(18.9)%	51.4 %	1.1 %	11.8 %
Aeropostale	10.4 x	11.0 x	11.3 x	(5.3)	(7.8)	(1.8)	29.2	3.7	40.1
American Eagle	12.0 x	14.8 x	13.6 x	(18.6)	(11.3)	(29.8)	(9.5)	(13.8)	2.0
Ann Taylor	15.0 x	29.0 x	NA	(48.3)	NM	(23.8)	138.7	47.4	NM
Buckle	9.8 x	12.8 x	10.3 x	(23.7)	(5.4)	(24.4)	(6.4)	(1.0)	(1.0)
Coach	16.5 x	19.6 x	13.0 x	(15.9)	27.4	(13.6)	55.8	2.7	22.3
Gap	10.4 x	14.3 x	11.4 x	(27.3)	(9.0)	(26.5)	23.5	1.1	35.8
Guess?	11.9 x	15.5 x	10.9 x	(23.4)	9.5	(26.0)	42.4	(3.3)	30.0
Limited	13.7 x	16.5 x	11.5 x	(17.0)	19.4	(11.5)	125.0	6.5	88.4
lululemon	34.0 x	38.8 x	20.3 x	(12.4)	67.6	(5.8)	210.8	7.5	85.5
Polo	16.4 x	21.8 x	13.4 x	(25.1)	21.9	(15.9)	52.0	12.3	24.7
rue21	24.9 x	29.2 x	NM	(14.9)	NM	(11.1)	NM	4.4	NM
Urban Outfitters	20.3 x	23.6 x	15.7 x	(14.0)	29.7	(11.9)	66.6	2.5	28.5
Specialty Median	**15.0 x**	**19.6 x**	**13.0 x**	**(18.6)%**	**19.4 %**	**(15.9)%**	**51.7 %**	**2.7 %**	**28.5 %**

Source: Bloomberg

10

Goldman

Sachs

II. Illustrative LBO and Recap Analysis

Goldman Sachs

Recapitalization Analysis

Sources and Uses and Debt Paydown

($ in millions, except per share data)

Sources of Funds

	Amount	Cost of Debt	% of Total Sources	x 2010E EBITDA	x 2010E EBITDAR
Target Existing Cash	$ 403	0.5%	33.3%		
Bank Debt (1)	680	L + 425	56.1%	2.0 x	3.2 x
Sr. Notes	128	9.0%	10.6%	2.4 x	3.5 x
Total Debt	**$ 808**		**66.7%**	**2.4 x**	**3.5 x**
Total Sources of Funds	**$ 1,211**		**100.0%**		

Uses of Funds

	Amount
Total Special Dividends / Share Repurchases	**$ 981**
Special Dividends per share	**$ 15.38**
Shares Repurchased (mm) - at 20.0% premium	**22.48**
Minimum Operating Cash	200
Financing and Other Fees (1)	29
Total Uses of Funds	**$ 1,211**

Projected Free Cash Flow

	PF 2010	2011E	2012E	2013E	2014E	2015E
Revenue	$ 1,818	$ 2,055	$ 2,361	$ 2,705	$ 3,081	$ 3,510
Growth	*27.3 %*	*13.0 %*	*14.9 %*	*14.6 %*	*13.9 %*	*13.9 %*
EBITDA	341	407	498	608	738	841
Margin %	*18.8 %*	*19.8 %*	*21.1 %*	*22.5 %*	*24.0 %*	*24.0 %*
Net Income	0	182	242	315	394	451
(+) D&A	52	55	57	60	63	72
(+) Fin. Fees Amort.	3	3	3	3	3	3
(-) Capital Expenditure	52	54	59	59	58	66
(-) Change in OWC	(52)	(6)	(38)	(42)	(46)	(20)
FCF For Debt Paydown	**$ 54**	**$ 191**	**$ 281**	**$ 360**	**$ 448**	**$ 480**
Cumulative FCF		$ 191	$ 472	$ 832	$ 1,280	$ 1,760

De-leveraging Profile

	PF 2010	2011E	2012E	2013E	2014E	2015E
Bank Debt (2)	$ 680	$ 489	$ 208	$ 0	$ 0	$ 0
Senior Notes	128	128	128	128	128	128
Total Debt	**$ 808**	**$ 617**	**$ 336**	**$ 128**	**$ 128**	**$ 128**
Total Cash	$ 200	$ 200	$ 200	$ 352	$ 801	$ 1,281

Credit Statistics

	PF 2010	2011E	2012E	2013E	2014E	2015E
Total Debt / EBITDA	2.4 x	1.5 x	0.7 x	0.2 x	0.2 x	0.2 x
Adj. Debt / EBITDAR	3.5 x	2.9 x	2.2 x	1.7 x	1.6 x	1.6 x
EBITDA / Int.	6.4 x	8.5 x	14.5 x	29.9 x	51.4 x	58.6 x
EBITDA-Capex / Int.	5.4 x	7.4 x	12.8 x	27.0 x	47.4 x	54.0 x

Source: Company Management for the years 2010E through 2014E; Extrapolated based on constant growth and margins for 2015E

Note: Assumes 63.8 million of diluted shares outstanding.

(1) Assumes LIBOR floor of 1.50%. Assumes financing fees of 2.5% and OID on bank debt to be 1.0%. Also assumes advisory fees of $1.0 million.

12

Goldman

Sachs

Recapitalization: One-Time Special Dividend

PF EPS Impact

($ in millions, except per share data)

One-Time Special Dividend Size Status Quo $600 $800 $981 $1,200 $1,400

Special Dividends per share (1) $9.40 $12.53 $15.38 $18.80 $21.94

Cash Used 203 203 203 203 203

New Debt 413 620 808 1,034 1,242

FY 2011E Net Income (2) (3) $210 $204 $192 $182 $169 $157

FY 2011E Shares Outstanding 66.8 66.8 66.8 66.8 66.8 66.8

FY 2011 E EPS (2) (3) (4) $3.15 $3.06 $2.88 $2.72 $2.53 $2.35

Accretion / Dilution (%)(3.0)%(8.6)%(13.6)%(19.8)%(25.4)%

Implied Share Price at 11.6x 2011 P/E Multiple $36.38 $35.30 $33.27 $31.42 $29.19 $27.

15

Implied Share Price at 10.6x 2011 P/E Multiple $32.25 $30.39 $28.70 $26.66 $24.80

Implied Share Price at 9.6x 2011 P/E Multiple $29.19 $27.51 $25.98 $24.14 $22.45

Shareholder Value @ 11.6x 2011 P/E Multiple (5) $44.70 $45.80 $46.79 $47.99 $49.09

Accretion in Value over current price 22.9% 25.9% 28.6% 31.9% 34.9%

Shareholder Value @10.6x 2011 P/E Multiple (5) $41.65 $42.92 $44.

07 $45.47 $46.74

Accretion in Value over current prize 14.5% 18.0% 21.1% 25.0% 28.5%

Shareholder Value @9.6x 2011 P/E Multiple (5) $38.59 $40.04 $41.35 $42.9 $44.39

Accretion in Value over current prize 6.1% 10.1% 13.7% 18.0% 22.0%

Pro Forma Credit Statistics (2010)

Total Debt $0 $413 $620 $808 $1,034 $1,242

Debt / EBITDA 0.0x 1.2x 1.8x 2.4x 3.0x 3.6x

Adj. Debt / EBITDA (6) 1.6x 2.6x 3.1x 3.5x 4.0x 4.5x

Source: Public filings, Management Projections

(1) Based on current basic shares outstanding of 63.8 million

(2) Assumes a tax rate of 40.2% for FY2011E

(3) Assumes interest rate on bank debt $679.7 millions be L+425. Assumes LIBOR floor of 1.5%. Assumes coupon on Sr. Notes to be 9.0%. Also assumes interest on cash to be 0.5%

(4) Based on 2011E weight average diluted shares of 66.8 million.

(5)Defined as Dividend per share plus Pro Forma EPS times P/E Multiple (DPS + PF EPS x P/E). Accretion calculated based on current price of $36.38.

(6) Assumed rent expense capitalized at 8.0x and 100% of rent expense attributed to interest expense.

Goldman

Sachs

Recapitalization: One-Time Special Dividend

Value Creation to Shareholders

One-Time Special Dividend of $981 mm (3.5x Adj. Leverage)

11.6 x 13.0 x 14.0 x 15.0 x 16.0 x

Implied Share Price $ 36.38 $ 40.94 $ 44.09 $ 47.24 $ 50.39

Implied Share Price

-Same Multiple $ 31.42 $ 35.36 $ 38.08 $ 40.80 $ 43.52

- 1.0x Multiple less $ 28.70 $ 32.64 $ 35.36 $ 38.08 $ 40.80

- 2.0x Multiple less $ 25.98 $ 29.92 $ 32.64 $ 35.36 $ 38.08

- 3.0x Multiple less $ 23.26 $ 27.20 $ 29.92 $ 32.64 $ 35.36

Special Dividends per share $ 15.38 $ 15.38 $ 15.38 $ 15.38 $ 15.38

Value to Shareholders

-Same Multiple $ 46.79 $ 50.73 $ 53.45 $ 56.17 $ 58.89

Value Accretion to Implied Price 28.6% 23.9% 21.2% 18.9% 16.9%

- 1.0x Multiple less $ 44.07 $ 48.01 $ 50.73 $ 53.45 $ 56.17

Value Accretion to Implied Price 21.1% 17.3% 15.1% 13.2% 11.5%

- 2.0x Multiple less $ 41.35 $ 45.29 $ 48.01 $ 50.73 $ 53.45

Value Accretion to Implied Price 13.7% 10.6% 8.9% 7.4% 6.1%

- 3.0x Multiple less $ 38.63 $ 42.57 $ 45.29 $ 48.01 $ 50.73

Value Accretion to Implied Price 6.2% 4.0% 2.7% 1.6% 0.7%

Source: Public filings, Management Projections

Goldman Sachs

Recapitalization: One-Time Share Repurchases

($ in millions, except per share data)

One-Time Share Repo Size	Status Quo	$ 600	$ 800	$ 981	$ 1,200	$ 1,400
% of Market Cap		*24.2%*	*32.3%*	*39.6%*	*48.4%*	*56.5%*
Cash Used		203	203	203	203	203
New Debt		413	620	808	1,034	1,242
Share Repurchase Price		$ 40.93	$ 43.66	$ 43.66	$ 45.48	$ 45.48
% Premium to Current		*12.5%*	*20.0%*	*20.0%*	*25.0%*	*25.0%*
Shares Repurchased (mm)		14.7	18.3	22.5	26.4	30.8
% of Outstanding Shares Repurchased (1)		*23.0%*	*28.7%*	*35.2%*	*41.3%*	*48.2%*
Accretion / (Dilution) Analysis						
FY 2011E Net Income (2) (3)	$ 210	$ 204	$ 192	$ 182	$ 169	$ 157
FY 2011E Shares Outstanding	66.8	52.1	48.4	44.3	40.4	36.0
FY 2011 E EPS (2) (3) (4)	**$ 3.15**	**$ 3.92**	**$ 3.97**	**$ 4.10**	**$ 4.18**	**$ 4.36**
Accretion / (Dilution) (%)		***24.3%***	***26.0%***	***30.2%***	***32.7%***	***38.5%***
FY 2011E - 2013 E EPS CAGR	24.3%	28.0%	29.5%	30.9%	32.9%	34.9%
Implied Share Price at 11.6x 2011 P/E Mulitple	**$ 36.38**	**$ 45.24**	**$ 45.85**	**$ 47.37**	**$ 48.27**	**$ 50.39**
Share Price Accretion over current price (5)		*24.3%*	*26.0%*	*30.2%*	*32.7%*	*38.5%*
Implied Share Price at 10.6x 2011 P/E Mulitple		**$ 41.32**	**$ 41.88**	**$ 43.27**	**$ 44.09**	**$ 46.03**
Share Price Accretion over current price (5)		*13.6%*	*15.1%*	*18.9%*	*21.2%*	*26.5%*
Implied Share Price at 9.6x 2011 P/E Mulitple		**$ 37.40**	**$ 37.91**	**$ 39.17**	**$ 39.91**	**$ 41.66**
Share Price Accretion over current price (5)		*2.8%*	*4.2%*	*7.7%*	*9.7%*	*14.5%*
Pro Forma Credit Statistics (2010)						
Total Debt	$ 0	$ 413	$ 620	$ 808	$ 1,034	$ 1,242
Debt / EBITDA	0.0 x	1.2 x	1.8 x	2.4 x	3.0 x	3.6 x
Adj. Debt / EBITDAR (6)	1.6 x	2.6 x	3.1 x	3.5 x	4.0 x	4.5 x

Source: Public filings, Management Projections

(1) Based on 63.8 million basic shares outstanding as of 13-Jul-2010.

(2) Assumes a tax rate of 40.2% for FY2011E.

(3) Assumes Interest rate on bank debt of $679.7 million to be L+425. Assumes LIBOR floor of 1.5%. Assumes coupon on Sr. Notes to be 9.0%. Also assumes interest on cash to be 0.5%

(4) Based on 2011E weighted average diluted shares of 66.8 million.

(5) Accretion calculated based on current price of $36.38.

(6) Assumes rent expense capitalized at 8.0x and 100% of rent expense attributed to interest expense.

15

Goldman

Sachs

Illustrative LBO Analysis

Assumes Stock Price of $45.48 per share (25.0% Premium) or 8.0x EV / 2010E EBITDA ($ in millions)

Sources of Funds Uses of Funds

Cost of % of Total x 2010E x 2010E

Amount Debt Sources EBITDA EBITDAR Amount

Target Existing Cash $ 403 0.5% 12.1% Total Equity Purchased ($45.48 per share) 3,132

Bank Debt (1) 680 L + 450 20.5% 2.0 x 3.2 x Existing Target Debt Retired 0

Sr. Notes 768 10.0% 23.2% 4.2 x 5.0 x Total Purchase Price $ 3,132

Total Debt $ 1,448 43.7% 4.2 x 5.0 x EV / 2010E EBITDA (Adj. Cash) 8.0 x

Equity rolled over 394 Minimum Operating Cash 100

Sponsor Equity $ 1,072 32.3% Financing and Other Fees (1) 85

Total Sources of Funds $ 3,317 100.0% Total Uses of Funds $ 3,317

Projected Free Cash Flow Illustrative Returns to Sponsor

PF 2010 2011E 2012E 2013E 2014E 2015E Purchase Price $ 45.00 $ 50.00 $ 55.00 $ 60.00 $ 65.00

Revenue $ 1,818 $ 2,055 $ 2,361 $ 2,705 $ 3,081 $ 3,510

Growth 27.3% 13.0% 14.9% 14.6% 13.9% 13.9 % Premium to Current 23.7% 37.4% 51.2% 64.9% 78.7%

EBITDA 341 407 498 608 738 841

Margin % 18.8% 19.8% 21.1% 22.5% 24.0% 24.0 % Implied EV / 2010E EBITDA

Net Income 98 138 197 272 353 409 7.9 x 9.0 x 10.0 x 11.1 x 12.1 x

(+) D&A 52 55 57 60 63 72 8.0 x 35.2% 29.7% 25.4% 21.8% 18.7%

(+) Fin. Fees Amort. 7 7 7 7 7 7 8.5 x 36.8% 31.3% 26.8% 23.2% 20.1%

(-) Capital Expenditure 52 54 59 59 58 66 9.0 x 38.3% 32.7% 28.2% 24.5% 21.4%

(-) Change in OWC(52)(6)(38)(42)(46)(20) Exit EBITDA Multiple 9.5 x 39.7% 34.1% 29.6% 25.8% 22.7%

FCF For Debt Paydown $ 57 $ 151 $ 240 $ 321 $ 411 $ 442 10.0 x 41.1% 35.4% 30.8% 27.1% 23.9%

De-leveraging Profile Returns to Sponsor exit in 2014 @ 9.0x EBITDA

PF 2009 2010E 2011E 2012E 2013E 2014E

Bank Debt 680 529 289 0 0 0 Implied EV / 2010E EBITDA

Senior Notes 768 768 768 768 768 768 7.9 x 9.0 x 10.0 x 11.1 x 12.1 x

Total Debt $ 1,448 $ 1,297 $ 1,057 $ 768 $ 768 $ 768 3.0 x 30.5% 26.9% 23.8% 21.2% 18.8%

Total Debt / EBITDA 4.2 x 3.2 x 2.1 x 1.3 x 1.0 x 0.9 x 3.5 x 32.1% 28.1% 24.8% 21.9% 19.3%

Adj. Debt / EBITDAR 5.0 x 4.2 x 3.3 x 2.6 x 2.3 x 2.2 x

EBITDA / Int. Exp. 2.7 x 3.4 x 4.6 x 6.6 x 8.9 x 10.1 x

EBITDA-Capex / Int. Exp. 2.3 x 2.9 x 4.0 x 5.9 x 8.2 x 9.3 x

4.0 x 33.8% 29.4% 25.8% 22.7% 20.0%

Adj. Leverage 4.5 x 35.9% 30.9% 26.9% 23.6% 20.7%

5.0 x 38.3% 32.7% 28.2% 24.5% 21.4%

Source: Company Management for the years 2010E through 2014E; Extrapolated based on constant growth and margins for 2015E Note: Assumes 63.8 million of diluted shares outstanding.

(1) Assumes LIBOR floor of 1.75%. Assumes financing fees of 2.5% and OID on bank debt to be 2.0%. Also assumes advisory fees of $20.0 million.

Goldman Sachs

Illustrative Ability To Pay Analysis

Share Price Required to Achieve Target Returns Assuming 2014E Exit

Assumes 5.0x Adjusted Leverage

Assumes 20% IRR with 5 Year exit in 2014 @ 9.0x EBITDA

Equity Value Per Share

		2009 - 2014 Sales CAGR				
		15.3%	16.3%	17.3%	18.4%	19.4%
'14E EBITDA	Per Year Δ	Change in Annual Sales Growth vs. Plan				
Margin	vs. Plan	(2.0)%	(1.0)%	0.0%	1.0%	2.0%
22.0%	(2.0)%	$ 60.61	$ 62.26	$ 63.98	$ 65.75	$ 67.59
23.0%	(1.0)%	62.22	63.95	65.74	67.60	69.52
24.0%	0.0%	63.84	65.65	67.51	69.45	71.45
25.0%	1.0%	65.46	67.34	69.28	71.29	73.38
26.0%	2.0%	67.08	69.03	71.05	73.14	75.31

Implied Premium Over Current Stock Price

		2009 - 2014 Sales CAGR				
		15.3%	16.3%	17.3%	18.4%	19.4%
'14E EBITDA	Per Year Δ	Change in Annual Sales Growth vs. Plan				
Margin	vs. Plan	(2.0)%	(1.0)%	0.0%	1.0%	2.0%
22.0%	(2.0)%	66.6%	71.1%	75.9%	80.7%	85.8%
23.0%	(1.0)%	71.0%	75.8%	80.7%	85.8%	91.1%
24.0%	0.0%	75.5%	80.4%	85.6%	90.9%	96.4%
25.0%	1.0%	79.9%	85.1%	90.4%	96.0%	101.7%
26.0%	2.0%	84.4%	89.7%	95.3%	101.0%	107.0%

Assumes 25% IRR with 5 Year exit in 2014 @ 9.0x EBITDA

Equity Value Per Share

		2009 - 2014 Sales CAGR				
		15.3%	16.3%	17.3%	18.4%	19.4%
'14E EBITDA	Per Year Δ	Change in Annual Sales Growth vs. Plan				
Margin	vs. Plan	(2.0)%	(1.0)%	0.0%	1.0%	2.0%
22.0%	(2.0)%	$ 53.70	$ 55.05	$ 56.45	$ 57.89	$ 59.39
23.0%	(1.0)%	55.02	56.43	57.89	59.40	60.97
24.0%	0.0%	56.34	57.81	59.33	60.91	62.54
25.0%	1.0%	57.66	59.19	60.77	62.41	64.11
26.0%	2.0%	58.98	60.57	62.21	63.92	65.69

Implied Premium Over Current Stock Price

		2009 - 2014 Sales CAGR				
		15.3%	16.3%	17.3%	18.4%	19.4%
'14E EBITDA	Per Year Δ	Change in Annual Sales Growth vs. Plan				
Margin	vs. Plan	(2.0)%	(1.0)%	0.0%	1.0%	2.0%
22.0%	(2.0)%	47.6%	51.3%	55.2%	59.1%	63.3%
23.0%	(1.0)%	51.2%	55.1%	59.1%	63.3%	67.6%
24.0%	0.0%	54.9%	58.9%	63.1%	67.4%	71.9%
25.0%	1.0%	58.5%	62.7%	67.0%	71.6%	76.2%
26.0%	2.0%	62.1%	66.5%	71.0%	75.7%	80.6%

Source: Company Management

17

Goldman

Sachs

Appendix A: Supplemental Materials

Goldman Sachs

Summary Financials

J.Crew

($ in millions)

	FY 2007 A	FY 2008 A	FY 2009 A	FY 2010 E	FY 2011 E	FY 2012 E	FY 2013 E	FY 2014 E	FY 2015 E	CAGR '07A- '09E	CAGR '09E- '14E
Total Revenue	**$ 1,335**	**$ 1,428**	**$ 1,578**	**$ 1,818**	**$ 2,055**	**$ 2,361**	**$ 2,705**	**$ 3,081**	**$ 3,510**	*8.7 %*	*14.3 %*
% Growth	*15.9 %*	*7.0 %*	*10.5 %*	*15.2 %*	*13.0 %*	*14.9 %*	*14.6 %*	*13.9 %*	*13.9 %*		
EBITDA	**$ 210**	**$ 141**	**$ 264**	**$ 341**	**$ 407**	**$ 498**	**$ 608**	**$ 738**	**$ 841**	*11.9 %*	*22.9 %*
% Growth	*32.2 %*	*(33.2)%*	*87.4 %*	*29.4 %*	*19.4 %*	*22.2 %*	*22.2 %*	*21.3 %*	*13.9 %*		
% Margin	*15.8 %*	*9.8 %*	*16.7 %*	*18.8 %*	*19.8 %*	*21.1 %*	*22.5 %*	*24.0 %*	*24.0 %*		
Net Income	**$ 100**	**$ 54**	**$ 124**	**$ 173**	**$ 210**	**$ 263**	**$ 328**	**$ 403**	**$ 459**	*11.6 %*	*26.6 %*
Diluted Shares Outstanding	64	64	65	66	67	67	67	68	68		
EPS	**$ 1.56**	**$ 0.85**	**$ 1.92**	**$ 2.60**	**$ 3.15**	**$ 3.92**	**$ 4.86**	**$ 5.96**	**$ 6.79**	*10.9 %*	*25.4 %*
% Growth	*49.0 %*	*(45.8)%*	*126.9 %*	*35.6 %*	*21.1 %*	*24.4 %*	*24.1 %*	*22.5 %*	*13.9 %*		
Free Cash Flow											
Net Income	$ 100	$ 54	$ 124	$ 173	$ 210	$ 263	$ 328	$ 403	$ 459	*11.6 %*	*26.6 %*
D&A	34	44	52	49	55	57	60	63	72		
Working Capital	7	37	(14)	(19)	(20)	(58)	(100)	(145)	(165)		
Δ in Working Capital	(50)	(43)	(36)	(5)	(1)	(38)	(42)	(46)	(20)		
Capital Expenditures	81	78	45	52	54	59	59	58	**66**		
Other	19	(24)	36	1	(12)	(18)	(21)	(25)			
Free Cash Flow	**$ 122**	**$ 40**	**$ 203**	**$ 176**	**$ 200**	**$ 281**	**$ 348**	**$ 430**	**$ 486**	*29.2 %*	*16.2 %*
Cash	$ 132	$ 146	$ 298	$ 403	$ 580	$ 824	$ 1,114	$ 1,462	$ 1,948		
Total Debt	125	100	49	0	0	0	0	0	0		
Adj. Debt (1)	626	699	735	791	893	1,027	1,176	1,340	1,526		
Growth and Margins											
Number of Stores	260	300	321	336	371	420	467	514	566		
New Stores Growth (%)	*14.5 %*	*15.4 %*	*7.0 %*	*4.7 %*	*10.4 %*	*13.2 %*	*11.2 %*	*10.1 %*	*10.1 %*		
Comp Store Sales (%)	*5.6 %*	*(4.0)%*	*4.1 %*	*10.6 %*	*6.1 %*	*5.7 %*	*5.7 %*	*5.9 %*	*5.9 %*		
Credit Stats											
Debt / EBITDA	0.6 x	0.7 x	0.2 x	0.0 x	0.0 x	0.0 x	0.0 x	0.0 x	0.0 x		
Adj. Debt / EBITDAR	2.3 x	3.2 x	2.1 x	1.8 x	1.7 x	1.6 x	1.6 x	1.5 x	1.5 x		
EBITDAR / Interest + Rent	3.7 x	2.7 x	3.8 x	4.3 x	4.6 x	4.8 x	5.1 x	5.4 x	5.4 x		

Source: Public filings, Management Projections
(1) Rent Expense adjusted based on Moody's methodology.

19

Goldman

Sachs

Current Cap Structure

J.Crew ($ in millions)

Moody’s Adj.

Amount LTM LTM Leverage Interest / Tranche Current Bid /

(USD) Leverage (1) Using 8x (2) Coupon Rating Implied Yield Maturity

Cash $332

Undrawn Revolving Credit Facility (3) 195

Total Liquidity $528

Revolving Credit Facility ($200mm Capacity) - 0.0 x 1.8 L + 100-125 NA / NA May-2013

Term Loan 49 0.2 1.9 L + 175 (4) Ba2 / BB+ 93.00 / 6.2% May-2013

Total Debt $49 0.2x 1.9x

Market Equity (13-Jul-2010) 2,479

Total Capitalization $2,528

Corporate Rating BB+ / WR Stable / NA

Source: Company Filings as of 01-May-2010

(1) Assumes LTM EBITDA to be $299mm as of 01-May-10. (2) LTM rent expense of $86mm capitalized at 8.0x.

(3) Adjusts for $6mm of Letters of Credit as of 01-May-2010.

(4) Interest rate is at company’s option, at base rate plus a margin of 0.75% or at L+175 bps

Goldman

Sachs

Common Stock Comparison

($ in millions, except per share data)

Enterprise

Closing % of 52 Equity Value Multiples (2) Calendarized 5-Year 2011

Price Week Market Enterprise Sales EBITDA EBIT P/E Multiples (2) EPS PE/5-Year LTM Margins (1) Dividend

Company 13-Jul-2010 High Cap (1) Value (1) LTM LTM 2010 2011 LTM 2010 2011 CAGR (2) EPS CAGR EBITDA EBIT Yield

J. Crew (IBES) $ 36.38 73% $ 2,479 $ 2,196 1.3 x 7.3 x 6.6 x 5.8 x 8.9 x 14.8 x 13.0 x 20.0% 0.7 x 18.2% 15.1% 0.0%

J. Crew (Management) 36.38 73% $ 2,479 $ 2,196 1.3 x 7.3 x 6.4 x 5.4 x 8.9 x 14.0 x 11.6 x 20.0% 0.6 x 18.2% 15.1% 0.0%

U.S. Specialty Retailer

Abercrombie & Fitch $ 36.23 72% $ 3,196 $ 2,672 0.9 x 6.5 x 5.5 x 4.6 x 15.4 x 20.1 x 14.5 x 15.0% 1.0 x 13.6% 5.8% 1.9%

Aeropostale 29.53 92 2,774 2,461 1.1 5.3 4.9 4.7 6.0 10.4 9.7 15.0 0.6 20.2 18.0 0.0

American Eagle $ 12.02 61 2,469 1,942 0.6 4.5 4.2 3.6 7.0 12.0 10.0 13.0 0.8 14.1 9.1 3.4

AnnTaylor 17.26 69 1,015 804 0.4 4.7 3.7 3.4 NM 15.0 12.3 13.5 0.9 9.1 3.7 0.0

Buckle 28.33 71 1,353 1,199 1.3 5.2 5.0 4.6 5.9 9.8 9.2 11.0 0.8 25.2 22.3 3.5

Coach $ 37.16 84 11,522 10,639 3.1 9.0 8.0 7.4 10.1 15.6 13.8 14.5 1.0 34.4 30.8 1.0

Gap $ 18.89 72 12,290 9,809 0.7 3.8 3.9 3.7 5.0 10.4 9.6 10.0 1.0 18.1 13.5 2.0

Guess? $ 34.51 69 3,252 2,770 1.2 6.0 6.0 5.3 7.1 11.9 10.4 15.0 0.7 20.6 17.6 1.7

Limited Brands $ 24.59 86 8,107 9,489 1.1 6.6 6.4 5.9 9.2 13.7 12.3 13.0 0.9 16.1 11.7 2.4

Lululemon Athletica 39.13 86 2,820 2,647 5.2 20.1 16.1 13.1 24.2 34.0 27.6 25.0 1.1 25.8 21.5 0.0

Polo 77.68 82 7,783 6,957 1.4 7.7 7.7 7.0 9.7 16.4 14.8 11.0 1.3 18.1 14.4 0.5

rue21 29.60 79 742 714 1.3 11.5 10.0 8.1 16.3 24.9 20.4 23.8 0.9 11.2 7.9 0.0

Urban Outfitters 33.91 84 5,873 5,290 2.6 11.4 9.6 8.1 14.1 20.3 17.0 20.0 0.8 22.8 18.4 0.0

High 92% $ 12,290 $ 10,639 5.2 x 20.1 x 16.1 x 13.1 x 24.2 x 34.0 x 27.6 x 25.0% 1.3 x 34.4% 30.8% 3.5%

Mean 77 4,861 4,415 1.6 7.9 7.0 6.1 10.8 16.5 14.0 15.4 0.9 19.2 15.0 1.3

Median 79 3,196 2,672 1.2 6.5 6.0 5.3 9.4 15.0 12.3 14.5 0.9 18.1 14.4 1.0

Low 61 742 714 0.4 3.8 3.7 3.4 5.0 9.8 9.2 10.0 0.6 9.1 3.7 0.0

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.

(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research.